Blumenfeld, Kaplan & Sandweiss, P.C.
168 North Meramec Avenue
St. Louis, MO  63105-3763
Telephone: (314) 863-0800
Facsimile:  (314) 863-9388


                                   September 8, 1995



Sigma-Aldrich Corporation
3050 Spruce Street
St. Louis, MO  63103

Gentlemen:

     In connection with the preparation by you of a Registration Statement on Form S-8 relating to 2,000,000 shares of Sigma-Aldrich Corporation (the "Company") common stock, $1 par value (the "Common Stock") to be offered and issued in the future to employees of the Company in accordance with the Sigma-Aldrich Corporation Share Option Plan of 1995 (the "Plan") as more fully described in the Registration Statement (and Prospectus included therein) to which reference is hereby made, you have asked for our opinion on certain matters. We have examined (i) the Registration Statement on Form S-8 dated August 15, 1995, including the Prospectus constituting a part thereof dated September 8, 1995, both as prepared by you, (ii) the Company's Certificate of Incorporation and By-laws, both as amended to date, (iii) copies of certain resolutions of the Company's Board of Directors, represented to us as having been duly approved, and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. No other opinions are being given with respect to the foregoing documents except as set forth in this letter.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of Common Stock to be issued pursuant to the Plan are validly authorized under applicable state law and, when the applicable provisions of the securities laws have been complied with and such shares have been duly delivered against payment therefor as contemplated by the Plan, such shares will be legally issued, fully paid and nonassessable (except insofar as statutory liability may be imposed upon holders of the Common Stock under the laws of the various states where the Company is qualified to do business).

     We hereby consent to the use of this opinion, or copies thereof, as an exhibit to the Registration Statement. In giving this consent we hereby disclaim that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of the Securities Act.



                                   Very truly yours,

                                   BLUMENFELD, KAPLAN & SANDWEISS, P.C.



                                  /s/ BLUMENFELD, KAPLAN & SANDWEISS, P.C.